EXHIBIT 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED BOTH WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND WITH ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
SPECTRE GAMING, INC.

Warrant No.:	Date:

     This certifies that, for value received,    or its successors or assigns (collectively, the “Holder”), is entitled to purchase from Spectre Gaming, Inc., a Minnesota corporation (the “Corporation”),    (   ) fully paid and nonassessable shares (the “Shares”) of the Corporation’s common stock (the “Common Stock”), at an exercise price of Three and 75/100 Dollars ($3.75) per Share (the “Exercise Price”), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time from and after the date hereof until the date five years from the date hereof, at which time all of Holder’s rights hereunder shall expire.

     This Warrant is subject to the following provisions, terms and conditions:

     1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to any fractional shares of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Corporation’s principal office, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the Corporation’s books at any time within the period above indicated), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares.

     2. Issuance of Shares of Common Stock; No Fractional Shares. As soon as practicable after the exercise of any Warrant, and in any event within thirty (30) days after receipt by the Corporation of the notice of exercise under Section 1, the Corporation at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued in the name of and delivered to the Holder thereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

          (a) a certificate or certificates for the number of fully paid and nonassessable Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share of Common Stock to which such Holder would otherwise be entitled, an amount in cash equal to such fraction multiplied by the then-current value of a share of Common Stock, such current value to be determined by the Corporation’s board of directors in its sole discretion; and

          (b) in case such exercise includes only part of the Shares represented by this Warrant, a new warrant of like tenor, representing the right to acquire that number of Shares (if any) with respect to which this Warrant shall not then have been exercised, shall also be delivered to the Holder within such time, unless this Warrant shall have expired. The Corporation may require that any such new warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

     3. Time of Exercise. The exercise of this Warrant shall be deemed effective immediately prior to the close of business on the business day on which the Warrant is surrendered to the Corporation as provided in Section 1, and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 2, shall be deemed Holder or Holders of record thereof.

     4. Transferability. This Warrant is issued upon the following terms, to which Holder consents and agrees:

          (a) until this Warrant is transferred on the books of the Corporation, the Corporation will treat the Holder of this Warrant, registered as such on the books of the Corporation, as the absolute owner hereof for all purposes without effect given to any notice to the contrary;

          (b) this Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders;

          (c) until the Warrant, and the Shares issuable upon exercise of this Warrant, are registered under the Securities Act and applicable Blue Sky Laws, they may not be transferred without the Holder obtaining an opinion of counsel, which opinion and counsel are satisfactory to the Corporation, stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions imposed on such transfer by any such opinion of counsel; and

          (d) neither this Warrant nor the Shares issuable upon exercise of this Warrant have been registered under the Securities Act.

     5. Certain Covenants of the Corporation. The Corporation covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property; and, without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such actions as may be required to ensure that the par value per share of the Common Stock is at all times equal to or less than this Warrant’s Exercise Price per Share. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and available, free of preemptive or other rights, for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant.

     6. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

          (a) Stock Dividend, Stock Split or Stock Combination. If (i) any dividends on any class of the Corporation’s capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock (collectively, “Common Stock Equivalents”) shall be paid by the Corporation, (ii) the Corporation shall divide its then-outstanding shares of Common Stock into a greater number of shares, or (iii) the Corporation shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) equal to the quotient of (x) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the Exercise Price in effect immediately prior to such event, divided by (y) the total number of shares of Common Stock outstanding immediately after such event. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per Share; but any such adjustment not required then to be made shall be carried forward and shall be made at the time and together with any subsequent adjustment(s) which, together with any adjustment(s) so carried forward, shall amount to not less than $.05 per Share.

          (b) Number of Shares Issuable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price, the number of Shares, calculated to the nearest full Share, equal to the quotient of (i) the product of (A) the number of Shares issuable under this Warrant (as then adjusted pursuant hereto prior to the current adjustment), multiplied by (B) the Exercise Price in effect prior to such adjustment, divided by (ii) the adjusted Exercise Price.

          (c) Notice of Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares of Common Stock issuable upon the exercise of the Warrant, then, and in each such case, the Corporation shall within thirty (30) days thereafter give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation. Any such notice shall state the adjusted Exercise Price and adjusted number of Shares issuable upon the exercise of the Warrant, and shall set forth in reasonable detail the methods of calculation of such adjustments and the facts upon which such calculations were based.

          (d) Effect of Reorganization, Reclassification or Merger. If at any time while this Warrant is outstanding there should be (i) any reorganization of the Corporation’s capital stock (other than splits or combinations of Common Stock contemplated by and provided for in Section 6(a)), (ii) any consolidation or merger of the Corporation with another corporation, limited liability company, partnership or other business entity, or any sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, limited liability company, partnership or other business entity, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of the Corporation’s capital stock payable in capital stock of a different class, other securities of the Corporation, or other Corporation property (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Corporation or of the successor entity resulting from a consolidation or merger, or of the entity to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Corporation’s board of directors) shall be made in the application of the provisions of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger.

     7. Prior Notice as to Certain Events. In case at any time: (a) the Corporation shall pay any dividend upon its Common Stock payable in stock or make any distribution (other than cash dividends) to the holders of its Common Stock; (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another corporation; or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of such cases, the Corporation shall give prior written notice, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 15 days prior to the action in question and not less than 15 days prior to the record date or the date on which the Corporation’s transfer books are closed in respect thereto.

     8. Redemption by Corporation. The Corporation may redeem this Warrant, at any time and at its option, when the average per-share closing bid price of the Common Stock exceeds Five and No/100 Dollars ($5.00) for any period of thirty (30) consecutive trading days (as such price is adjusted upon any stock dividends, splits or combinations), by delivering notice of the exercise of such right as set forth in Section 9, at a redemption price equal to $.001 per Share; provided, however, that the Shares shall then be registered for resale or otherwise be freely tradable. For purposes of this Section, the closing bid price of the Common Stock shall be determined by the closing bid price as reported by Nasdaq so long as the Common Stock is quoted on the Nasdaq National Market or Small Cap Market Systems (or Over-the-Counter Bulletin Board) and, if the Common Stock is listed on a national securities exchange, shall be determined by the last reported sale price on the primary exchange on which the Common Stock is traded.

     9. Notice of Redemption. In the case of any redemption of this Warrant, the Corporation shall give written notice thereof by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation not less than thirty (30) days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Each such notice shall specify the date fixed for redemption, the place of redemption and the redemption price of $.001 per Share at which the Warrant is to be redeemed, and shall state that payment of the redemption price will be made upon surrender of the Warrant at such place of redemption, and that if not exercised by the close of business on the date fixed for redemption, the exercise rights of the Warrant shall expire unless extended by the Corporation. Such notice shall also state the current Exercise Price and the date on which the right to exercise the Warrant will expire unless extended by the Corporation.

     10. Payment of Warrants on Redemption. If notice of redemption shall have been given as provided in Section 9, the redemption price of $.001 per Share shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the date and at the place stated in such notice. On presentation and surrender of the Warrant by the Holder to the Corporation at such place of payment in such notice specified, the Warrant shall be paid and redeemed at the redemption price of $.001 per Share. On and after such date of redemption, the exercise rights of this Warrant shall expire.

     11. Registration Rights. The Shares issuable upon exercise of this Warrant shall have the registration rights set forth in the Registration Rights Agreement dated    by and between the Corporation and the original Holder of this Warrant.

     12. No Rights as Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation.

     13. Loss or Mutilation. Upon receipt by the Corporation from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to the Corporation, and in case of mutilation upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, however, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Corporation for cancellation.

     14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its conflicts-of-law provisions.

     15. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Corporation agrees in writing and has obtained the written consent of the Holder.

     16. Successors and Assigns. All the terms and conditions of this Warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Corporation and Holder.

     17. Headings and References. The headings of this Warrant are for convenience only and shall not affect the interpretation of this Warrant. Unless the context indicates otherwise, all references herein to Sections are references to Sections of this Warrant.

     18. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing. Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Corporation’s records. Notices sent to the Corporation shall be mailed, hand delivered or faxed and confirmed to Spectre Gaming, Inc., 1466 Pioneer Way, No. 10, El Cajon, California 92020, or to such other address as the Corporation or the Holder shall notify the other as provided in this Section.

     19. Counterparts. This Warrant may be executed by the Corporation and attested to in counterparts.

     In Witness Whereof, the Corporation has caused this Warrant to be signed by its duly authorized officer on the date first set forth above.

SPECTRE GAMING, INC.:
By:
Russell Mix, Chief Executive Officer

ATTEST:

By:

Brian D. Niebur, Chief Financial Officer

Signature Page — Warrant No. ____

SUBSCRIPTION FORM

(To be signed only upon exercise of Warrant)

     The Undersigned, the holder of the Warrant referenced below, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,    shares of common stock of Spectre Gaming, Inc. (the “Shares”) to which such Warrant relates, herewith makes payment of $   therefor in cash, certified check, or bank draft, and hereby requests that a certificate evidencing the Shares be delivered to    , the address of whom is set forth below the signature of the undersigned:

Dated:

(Signature)

(Printed Name)

(Address)

(Address)

Warrant No. _____, dated _____________ (the “Warrant”)

ASSIGNMENT FORM

(To be signed only upon authorized transfer of Warrant)

     For Value Received, the undersigned hereby sells, assigns, transfers and conveys unto              the right to purchase shares of common stock of Spectre Gaming, Inc. (the “Corporation”) to which the Warrant referenced below relates, and hereby appoints     as his, her or its attorney to transfer said right on the books of the Corporation with full power of substitution in the premises.

Dated:

(Signature)

(Printed Name)

(Address)

(Address)

Warrant No. _____, dated _____________ (the “Warrant”)